                                                                     Exhibit 5.1



May 28, 1999





Harken Energy Corporation
16285 Park Ten Place
Suite 600
Texas, TX  77084

       Re:    Registration Statement on Form S-3

Gentlemen:

       I have acted as counsel to Harken Energy Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of an aggregate of 6,481,512 shares (the "Shares") of common stock, $.01 par value per share, of the Company ("common stock") pursuant to a Registration Statement on Form S-3 of the Company (the "Registration Statement") to which this opinion letter is an exhibit.

       In reaching the opinion set forth herein, I have reviewed (a) the Registration Statement, (b) the Certificate of Incorporation of the Company, as amended, (c) the Bylaws of the Company, (d) records of proceedings of the Board of Directors and the stockholders of the Company and (e) except as set forth below, such other agreements, certificates of public officials and officers of the Company, records, documents and matters of law that I deemed relevant.

       Based on and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, I am of the opinion that, subject to compliance with federal and state securities laws (as to which I express no opinion), the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

       The opinion expressed above is subject in all respects to the following assumptions, exceptions and qualifications:

       a. I have assumed that (i) all signatures on all documents examined by me are genuine, (ii) all documents submitted to me as originals are accurate and complete, (iii) all documents submitted to me as copies are true and correct copies of the originals thereof, (iv) all information submitted to me is accurate and complete as of the date hereof, and (v) all persons executing and delivering documents reviewed by me were competent to execute and to deliver such documents.

       b. I have assumed that there are no agreements, indentures, mortgages, deeds of trust or instruments that affect the ability of the Company to issue the Shares.

       The opinions expressed above are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

       This opinion letter may be filed as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I come into the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

       I disclaim any duty to advise you regarding any changes in, or to otherwise communicate with you with respect to, the matters addressed herein.



                                                    Very truly yours,



                                                    /s/ Karen S. Bustamante
                                                    Karen S. Bustamante, Esq.